                                                                   Exhibit 10.11




                                     LEASE


                             --------------------



                       GREAT LAKES REIT, INC.,  LANDLORD



                                      and



                              AKSYS, LTD., TENANT

                               TABLE OF CONTENTS


ARTICLE

1.   USE AND RESTRICTIONS ON USE..............................................

2.   TERM.....................................................................

3.   RENT.....................................................................

4.   RENT ADJUSTMENTS.........................................................

5.   SECURITY DEPOSIT.........................................................

6.   ALTERATIONS..............................................................

7.   REPAIR...................................................................

8.   LIENS....................................................................

9.   ASSIGNMENT AND SUBLETTING................................................

10.  INDEMNIFICATION..........................................................

11.  INSURANCE................................................................

12.  WAIVER OF SUBROGATION....................................................

13.  SERVICES AND UTILITIES...................................................

14.  HOLDING OVER.............................................................

15.  SUBORDINATION............................................................

16.  RULES AND REGULATIONS....................................................

17.  REENTRY BY LANDLORD......................................................

18.  DEFAULT..................................................................

19.  REMEDIES..................................................................

20.  TENANT'S BANKRUPTCY OR INSOLVENCY.........................................

21.  QUIET ENJOYMENT...........................................................

22.  DAMAGE BY FIRE, ETC.......................................................

23.  EMINENT DOMAIN............................................................

24.  SALE BY LANDLORD..........................................................

25.  ESTOPPEL CERTIFICATES.....................................................

26.  SURRENDER OF PREMISES.....................................................

27.  NOTICES...................................................................

28.  TAXES PAYABLE BY TENANT...................................................

29.  OPTION TO TERMINATE.......................................................

30.  DEFINED TERMS AND HEADINGS................................................

31.  TENANT'S AUTHORITY........................................................

32.  COMMISSIONS...............................................................

33.  TIME AND APPLICABLE LAW...................................................

34.  SUCCESSORS AND ASSIGNS....................................................

35.  ENTIRE AGREEMENT..........................................................

36.  EXAMINATION NOT OPTION....................................................

37.  RECORDATION...............................................................

38.  LIMITATION OF LANDLORD'S LIABILITY........................................

39.  GOVERNMENTAL APPROVALS....................................................

    EXHIBIT A - PREMISES

  EXHIBIT B - INITIAL ALTERATIONS
  EXHIBIT C - RULES AND REGULATIONS


                               NET OFFICE LEASE
                                REFERENCE PAGE



BUILDING:                           Two Marriott Drive
                                    Lincolnshire, Illinois

LANDLORD:                           Great Lakes REIT, Inc., a Maryland
                                    corporation

LANDLORD'S ADDRESS:                 823 Commerce Drive, Suite 300
                                    Oak Brook, IL  60521

LANDLORD'S FAX NUMBER:              (847) 368 2929

LEASE REFERENCE DATE:               July 15, 1996

TENANT:                             Aksys, Ltd., a Delaware corporation

TENANT'S ADDRESS:                   Two Marriott Drive
                                    Lincolnshire, Illinois

TENANT'S  FAX NUMBER:               (847) 247 6060

PREMISES RENTABLE AREA:             Approximately 41,500 sq. ft.

SCHEDULED COMMENCEMENT DATE:        September 1, 1996

TERMINATION DATE:                   August 31, 2006

TERM OF LEASE:                      10 years and 0 months beginning on the
                                    Commencement Date and ending on the
                                    Termination Date (unless sooner terminated pursuant to the Lease)

SCHEDULE OF BASE RENT:

     Period                Annual Rent     Monthly Installment of Annual Rent
     ------                -----------     ----------------------------------
     9/1/96 - 8/31/97      $337,500.00                $28,125.00
     9/1/97 - 8/31/98      $341,250.00                $28,437.50

     9/1/98 - 8/31/99      $369,350.00          $30,779.17
     9/1/99 - 8/31/00      $380,555.00          $31,712.92
     9/1/00 - 8/31/01      $391,760.00          $32,646.67
     9/1/01 - 8/31/02      $403,795.00          $33,649.58
     9/1/02 - 8/31/03      $415,830.00          $34,652.50
     9/1/03 - 8/31/04      $428,280.00          $35,690.00
     9/1/04 - 8/31/05      $441,145.00          $36,762.08
     9/1/05 - 8/31/06      $454,425.00          $37,868.75

SECURITY DEPOSIT:                     $780,000 (subject to reduction as provided
                                      in Article 5)

ASSIGNMENT/SUBLETTING FEE             $500.00

REAL ESTATE BROKER DUE COMMISSION:    Cushman & Wakefield

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through C, all of which are made a part of this Lease.

LANDLORD:                             TENANT:
Great Lakes REIT, Inc., a Maryland    Aksys, Ltd., a Delaware corporation
corporation


By: /s/Great Lakes REIT, Inc.         By: /s/  Rodney S. Kenley
    -------------------------             ---------------------
Title: Senior Vice President          Title: President and COO
       ---------------------                 -----------------
Dated: July 24, 1996                  Dated: July 27, 1996
       -------------                         -------------

                                 LEASE


     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.  USE AND RESTRICTIONS ON USE

     1.1 The Premises are to be used solely for general office purposes except that not more than 10,000 square feet may be used for laboratory purposes unless otherwise agreed in writing. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

     1.2 Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, medical wastes or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant's business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

     Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Lease.

     Notwithstanding the provisions of Paragraph 1.2, Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials
Exhibit is attached to this Lease, then this paragraph of Paragraph 1.2 shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

     Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 5 business days prior to the first use, placement, or storage of such Hazardous Material on the Premises (except in the case of an emergency). Landlord shall have 5 business days (except in the case of an emergency in which case Landlord shall have 24 hours) following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained above, such use, placement, or storage of a Hazardous Material on the Premises.

     Tenant shall not store hazardous wastes on the premises for more than 90 days; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Lease.

     Any increase in the premiums for necessary insurance on the Property which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

     If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials or similar materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Lease. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent.

     Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant's obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgement shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less that the rent due in the preceding period.

     Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.

     It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

     Any of Tenant's insurance insuring against claims of the type dealt with in this Paragraph 1.2 shall be considered primary coverage for claims against the Property arising out of or under this paragraph.

     In the event of (i) any transfer of Tenant's interest under this Lease; or
(ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant's duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

     All consents given by Landlord pursuant to this Paragraph 1.2 shall be in writing and shall be attached as amendments to this Lease. If such consents are not attached to this Lease, then such consents will be deemed withheld.

2.  TERM.

     2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

     2.2 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

3.  RENT.

     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to
Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.  RENT ADJUSTMENTS.

     4.1 For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

          4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section
4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of security and alarm services; window cleaning costs; labor costs (including Landlord's employees at Landlord's then standard hourly charge for time spent at the Building); costs and expenses of managing the Building including management fees (at the rate of 2% of Annual Rent); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages, salaries; employee benefits and payroll taxes (at Landlord's then standard rates for time spent at the Building); accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel other than personnel located at the Building. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois. Landlord will, at Tenant's request, provide Tenant on or before December 1 of any year during the Term with a budget of expected Direct Expenses for the following year for Tenant's approval and will consult with Tenant thereafter concerning the budget. Tenant agrees that its approval will not be unreasonably withheld or delayed. If Landlord and Tenant cannot agree on the budget, Landlord may proceed on the basis of its original budget proposal (as it may have been modified in the course of consultations with Tenant) provided the budgeted Direct Expenses on a per square foot basis are reasonably equivalent to similar charges for other comparable buildings in the market area of the Building. Once approved, Landlord may not exceed the total budgeted Direct Expenses by more than 5% without the approval of Tenant, which approval will not be unreasonably withheld or delayed.

          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Landlord agrees that it will protest or contest Taxes if Tenant so requests. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

     4.2 Tenant shall pay as additional rent for each Lease Year all Direct Expenses and Taxes incurred for such Lease Year.

     4.3 The annual determination of Direct Expenses shall be made by Landlord and if certified by a nationally recognized firm of public accountants selected by Landlord shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 29 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.5 When the above mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

          4.5.1  If the total additional rent Tenant actually paid pursuant to
Section 4.3 on
account of Direct Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

          4.5.2  If the total additional rent Tenant actually paid pursuant to
Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4.

     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit in the form of cash or a letter of credit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit (or draw such amount under the letter of credit) for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount (or restore the balance of the letter of credit) and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

     Any letter of credit shall be issued by a bank reasonably acceptable to Landlord, shall be drawable by Landlord solely upon presentation of a statement from Landlord that the amount drawn is due and payable under the Lease, shall allow for partial draws, and shall otherwise be in form and substance reasonably acceptable to Landlord. The letter of credit shall have an expiry date not earlier than one month after the Termination Date of the Lease or shall be replaced by Tenant not less than thirty (30) days prior to its expiry date with another letter having an expiry date at least one year later. If Tenant fails to replace an expiring letter of credit or restore the letter of credit to its full amount following a draw by Landlord, Landlord may draw the full amount of the letter of credit and treat such amount as cash Security Deposit. In the event of a transfer of Landlord's interest in the Lease, Tenant will promptly deposit a replacement letter of credit drawable by Landlord's successor and if Tenant shall fail to do so within ten (10) days of Landlord's request, Landlord may draw the full amount of the letter of credit and treat such amount as a cash Security Deposit.

     Notwithstanding the above, if Tenant shall fully and faithfully perform every provision of this Lease to be performed by it as of each of the applicable dates set forth below, the Security Deposit shall be reduced (or the maximum amount drawable under the letter of credit shall be reduced) on each applicable date as follows:

     (i) On the date which is ten (10) days after Tenant delivers to Landlord evidence reasonably satisfactory to Landlord that Tenant has obtained all required Federal Drug Administration approvals to begin marketing a new medical device which includes the Aksys PHD system (as described in its Form S-1 filed with the Securities and Exchange Commission on March 18, 1996), the Security Deposit shall be reduced to $600,000; and

     (ii) For each fiscal year of Tenant beginning thereafter in which Tenant's net income from continuing operations is greater than $2,000,000 (as evidenced by its audited financial statement), the Security Deposit shall be reduced by $150,000 for each $2,000,000 increment of net income from continuing operations, such reduction to be effective as the of date which is ten (10) days after such financial statements are delivered to Landlord.

6.  ALTERATIONS.

     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using a contractor reasonably acceptable to Landlord at Tenant's sole cost and expense. If Tenant shall employ any Contractor other than Landlord's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under
Article 4.

     6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted. Landlord will, if requested by Tenant at the time Tenant seeks Landlord's approval of any alterations, additions, and improvements, inform Tenant at the time of granting its approval whether such alterations, additions, and improvements will be required to be removed at the end of the Term. Notwithstanding the above, Landlord agrees that Tenant shall have no obligation to remove any installations, additions, or improvements which are of a type customarily found in offices and which are part of the tenant improvements initially constructed by Tenant; Tenant shall remove, if Landlord so requests, all voice and data cabling and all improvements connected with any laboratories and will level and restore the floors.

7.  REPAIR.

     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, roof, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant has no authority to go upon the roof or make any cuts or holes in the roof without the prior written consent of the Landlord.

     7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense.

     7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

     7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand.

9.  ASSIGNMENT AND SUBLETTING.

     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which shall not be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

     9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty
(60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (a) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (b) the sum of (i) the rent otherwise payable by Tenant under this Lease at such time, (ii) the cost of tenant improvements paid for by Tenant in order to prepare the space for the occupancy of the subtenant, assignee or transferee, and (iii) reasonable and customary leasing commissions paid for by Tenant in connection with the sublet, assignment or transfer. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

     9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is a governmental agency; (c) is incompatible with the character of occupancy of the Building; or (d) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building;
(ii) violate any exclusive right granted to another tenant of the Building;
(iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.

     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's reasonable costs, including attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this
Article 9 to the same extent and for all intents and purposes as though such an assignment. Notwithstanding the above, this provision shall not apply as long as Tenant is a corporation whose shares are publicly traded on a nationally recognized exchange or over-the-counter market.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee;
(e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

     11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.  SERVICES AND UTILITIES.

     13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises, the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required for the use and occupation of the Premises; (c) elevator service by nonattended automatic elevators; (d) such window washing as may from time to time in Landlord's judgment be reasonably required; and, (e) equipment to bring to Tenant's meter, electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. Tenant shall contract for its own janitorial services which services shall be in accordance with specifications to be proposed by Tenant and approved by Landlord, which approval shall not be unreasonably withheld provided such services are reasonably equivalent to similar services provided to other comparable buildings in the market area of the Building

     13.2 Tenant, as the sole tenant of the Building, may control the hours and amounts of HVAC service to the Premises, subject to the normal capacity limits of the equipment. Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord upon demand as such additional rent. Tenant shall supply its own janitorial service using a contractor reasonably acceptable to Landlord.

     13.3 Tenant will not, without the written consent of Landlord, connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using
electrical current or water.   Tenant covenants and agrees that at all times its
use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 150% of the greater of: (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and, (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.  REENTRY BY LANDLORD.

     17.1 Landlord reserves and shall at all times have the right to re-enter the Premises during normal business hours (except in the case of emergencies) to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

     17.2 Landlord shall have the right at any time, if required by applicable law, to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

     17.3 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     17.4 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as

Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

18. DEFAULT.

     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

          18.1.1  Tenant shall have failed to pay an installment of Annual
Rent and such failure shall be continuing for a period of more than five (5) days after such installment was due or Tenant shall have failed to pay any other amount payable hereunder, and such failure shall be continuing for a period of more than five (5) days after written notice to Tenant that such amount was due.

          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant, provided, however, Tenant shall not be in default if such failure cannot reasonably be cured within twenty (20) days and Tenant commences promptly to cure and prosecutes diligently such cure to completion.

          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

19. REMEDIES.

     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue;
(b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

          19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

               19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in
Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

               19.1.4.2 Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

               19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

     19.2 Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

     19.3 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's reasonable attorney's fees so incurred. Landlord and Tenant each expressly waives any right to trial by jury.

     19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     19.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

     19.6 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.6 at public or private sale upon five
(5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

     19.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20.  TENANT'S BANKRUPTCY OR INSOLVENCY.

     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

               20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

               20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in
Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

               20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.  DAMAGE BY FIRE, ETC.

     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within ninety (90) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

     22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within ninety (90) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

     22.5  Notwithstanding anything to the contrary contained in this Article:
(a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last six (6) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

     26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6 hereof.

     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by facsimile transmission (followed by delivery of an original by a method specified herein), by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. OPTION TO TERMINATE. Provided (a) the Lease is in full force and effect, and (b) Tenant is not in default hereunder at the time of notification or termination, Tenant shall have one (1) option to terminate the Lease as of the seventh anniversary of the Commencement Date, by notice in writing delivered to Landlord not later than the sixth anniversary of the Commencement Date. To be effective, Tenant's notice of termination must be accompanied by a termination payment equal to $346,550.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises shown on the Reference Page.

31. TENANT'S AUTHORITY. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.

33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

39. GOVERNMENTAL APPROVALS. Tenant is responsible for obtaining all necessary permits and governmental approvals to construct improvements in the Premises and otherwise make use of the Premises for its intended purposes. Landlord has not made, and does not make. any representation or warranty as to the availability of such permits or approvals. Tenant acknowledges that at the time of executing this Lease, Tenant has not obtained all necessary permits and governmental approvals to construct improvements in the Premises and otherwise make use of the Premises for its intended purposes. Tenant has, however, requested that Landlord purchase the Building and execute this Lease. Tenant recognizes that Landlord would not purchase the Building but for this Lease. Tenant, therefore, agrees that its obligations under this Lease shall not be affected by Tenant's inability to obtain necessary permits or governmental approvals and that its obligation to pay rent and otherwise perform its obligations under this Lease shall be effective even if Tenant is not able to construct improvements in the Premises or otherwise make use of the Premises for its intended purposes.

LANDLORD:                                        TENANT:
Great Lakes REIT, Inc., a Maryland               Aksys, Ltd., a Delaware,
corporation                                      corporation


By: /s/ Great Lakes REIT, Inc.                By: /s/ Rodney S. Kenley
    --------------------------                    --------------------
Title: Senior Vice President                  Title: President and COO
       ----------------------                        -----------------
Dated: July 24, 1996                          Dated: July 27, 1996
       -------------                                 -------------

                                   EXHIBIT A

               attached to and made a part of Lease bearing the
                 Lease Reference Date of July 15, 1996 between
                    Great Lakes REIT, Inc., as Landlord and
                Aksys, Ltd., a Delaware, corporation, as Tenant

                                   PREMISES

     Tenant is leasing all of the rentable area of the Building.

                                   EXHIBIT B

               attached to and made a part of Lease bearing the
                 Lease Reference Date of July 15, 1996 between
                    Great Lakes REIT, Inc., as Landlord and
                Aksys, Ltd., a Delaware, corporation, as Tenant

                              INITIAL ALTERATIONS

     Tenant is leasing the Premises in its current "AS IS" condition and will construct all improvements in the Premises at its own cost, subject to compliance with the Lease, except as follows:

     1. Landlord will place the existing HVAC roof top units in operable condition prior to September 1, 1996.

     2. Landlord will cause a reputable roofing contractor to inspect the roof as promptly as possible. On or before September 1, 1996, Landlord will repair any leaks in the roof identified by such contractor. Tenant will be responsible for any leaks or other damage to the roof caused by its improvement work.

     3. Landlord will cause a reputable paving contractor to inspect the parking lot as promptly as possible and give a firm quote for resealing and restriping the parking lot. On a date acceptable to the Landlord, Tenant and the contractor, such contractor will reseal and restripe the parking lot. If there is any additional charge beyond initial quote as a result of damage to the parking lot caused by Tenant's contractors in performing Tenant's improvement work, then such additional charge shall be paid by Tenant.

                                   EXHIBIT C

               attached to and made a part of Lease bearing the
                 Lease Reference Date of July 15, 1996 between
                    Great Lakes REIT, Inc., as Landlord and
                Aksys, Ltd., a Delaware, corporation, as Tenant



                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

5. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the

Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

8. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

9. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

10. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

11. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

12. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any additional rules and regulations which are reasonably adopted.

13. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.